UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 8, 2005

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 28, 2005, the Board of Directors (the “Board”) of Protein Design Labs, Inc. (the “Company”) approved a 2005 Equity Incentive Plan (the “2005 Plan”), subject to approval by the Company’s stockholders.  On June 8, 2005, the Company’s stockholders approved the 2005 Plan at the annual meeting of the Company’s stockholders.  The 2005 Plan was approved in order to permit grants of certain equity incentives, including stock appreciation rights, restricted stock and restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards, to the Company’s service providers.  A total of 2,300,000 shares of the Company’s Common Stock was initially authorized for issuance under the 2005 Plan.  Shares issued under the 2005 Plan may be authorized but unissued or reacquired shares of the Common Stock of the Company.  The 2005 Plan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.  The preceding discussion of the 2005 Plan is qualified by reference to the 2005 Plan attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 28, 2005, the Board approved an amendment to the Company’s 2002 Outside Directors Stock Option Plan (the “Outside Directors Plan”), subject to approval by the Company’s stockholders.  On June 8, 2005, the Company’s stockholders approved this amendment of the Outside Directors Plan at the annual meeting of the Company’s stockholders.  The Outside Directors Plan, as previously adopted, provided for the nondiscretionary grant to new non-employee members of the Board of Directors of initial options and to continuing non-employee directors of annual options, each to purchase 12,000 shares of the Company’ s Common Stock, vesting monthly over a period of 12 months following the date of grant.  The amendment of the Outside Directors Plan, as approved by the Board on April 28, 2005 and the stockholders on June 8, 2005, increased the size of the initial and annual non-employee director stock options from 12,000 shares to 15,000 shares of the Company’s Common Stock.  The amended Outside Directors Plan, as approved by the Board on April 28, 2005 and by the stockholders on June 8, 2005, is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.  The preceding discussion of the Outside Directors Plan is qualified by reference to the amended Outside Directors Plan attached as Exhibit 99.2 to this Current Report on Form 8-K.

On June 8, 2005, the Board re-constituted certain committees of the Board, as described in Item 8.01 of this Current Report on Form 8-K.  Accordingly, pursuant to compensation policies previously established by the Board, the cash and equity compensation of the Company’s non-employee directors changed as follows as of that date:

(1)           The following chart sets forth the quarterly cash compensation for all the Company’s non-employee directors in connection with each respective director’s service after June 8, 2005 on the committee set forth beside such director’s name:

	Quarterly Cash
Director	Compensation	Committee
Karen A. Dawes	$1,750	Audit
Karen A. Dawes	$1,500	Commercialization
Karen A. Dawes	$1,500	Compensation
L. Patrick Gage	$2,000	Nominating and Governance (Chair)
L. Patrick Gage	$2,000	Scientific Review (Chair)
Cary L. Queen	$1,500	Scientific Review
Jon S. Saxe	$1,750	Audit

In addition, each non-employee director will continue to receive (a) $4,500 of cash compensation per quarter for service on the Board, (b)  $1,000 for each Board meeting attended in person, (c) $500 for each Board meeting attended by telephone and (d) reimbursement of expenses related to Board meeting attendance.  Notwithstanding the foregoing, Max Link will continue to receive an aggregate of $25,000 of cash compensation per quarter for his service as the Chairman of the Board, and will not receive additional cash compensation for committee memberships, attendance at Board meetings or reimbursement of travel expenses.

(2)           On June 8, 2005 the Board granted to Max Link an option to purchase 25,000 shares of the Company’s Common Stock, such option to vest 1/12 per each month of continuous service after July 1, 2005 as the Chairman of the Company’s Board of Directors.  In addition, on June 8, 2005 the Board granted an option to the following non-employee directors in connection with each respective director’s service on the committee set forth beside such director’s name:

	Number of Shares
Director	Subject to Option		Committee
Karen A. Dawes	3,000		Audit
Karen A. Dawes	1,000	*	Commercialization
Karen A. Dawes	3,000		Compensation
L. Patrick Gage	3,000		Nominating and Governance
L. Patrick Gage	3,000		Scientific Review
Max Link	3,000		Audit
Max Link	3,000		Compensation
Max Link	3,000		Nominating and Governance
Cary L. Queen	3,000		Scientific Review
Jon S. Saxe	3,000		Audit

Each such option was granted under the Company’s 1999 Stock Option Plan, pursuant to an option agreement substantially in the form used under the Outside Directors Plan.  The exercise price per share of each such option was $18.28, the closing sale price of the Company’s Common Stock on the Nasdaq National Market at the close of business on June 8, 2005.  Each such option will vest 1/12 per each month of the respective director’s continuous service on the applicable committee after July 1, 2005; provided, however, that the option marked with an asterisk will vest 1/4 per each month of the applicable director’s continuous service on the applicable committee after March 1, 2006.

In addition, on June 8, 2005 each non-employee director received a non-discretionary grant of an option to purchase 15,000 shares of the Company’s Common Stock under the Outside Directors Plan and pursuant to the standard terms thereof.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On June 8, 2005, the Board appointed George T. Jue as the Company’s Principal Accounting Officer, to serve at the pleasure of the Board or until his successor is duly elected.

Mr. Jue, age 52, continues to hold his position as the Company’s Vice President, Finance and Corporate Controller, which he has held since May 9, 2005.  From 2000 to 2005, Mr. Jue served as Corporate Controller at

Scios Inc., a biopharmaceutical company affiliated with Johnson & Johnson.  Prior to Scios, he served as Director of Finance at Roche Bioscience, a biopharmaceutical company, in the Urology and CNS Division from 1999 to 2000.  Before Roche, he was Senior Group Controller at Genentech, Inc., a biopharmaceutical company, from 1997 to 1999.  Prior to Genentech, he served as Assistant CFO at Lawrence Berkley National Laboratories from 1995 to 1997.  From 1982 to 1995, Mr. Jue held various management responsibilities at Syntex Laboratories, the U.S. sales and marketing division of Syntex Corporation, a pharmaceutical company, in commercial planning, corporate finance, and product launches.  His most recent position at Syntex was Director of Financial Planning and Analysis.  He received a B.S. in Accounting from Bentley College and an MBA from Golden Gate University.

Mr. Jue is employed by the Company at-will.  His compensation includes a monthly salary of $17,916.67, a standard benefits package and eligibility for the Company’s performance bonus program.  Mr. Jue also received options to purchase 105,000 shares of the Company’s Common Stock vesting over four years, with one-fourth of the options vesting after one year of employment and the remainder vesting in equal monthly increments over the remaining three years.  In addition, Mr. Jue received a hiring bonus of $15,000, which is due and payable to the Company if Mr. Jue voluntarily resigns his position or he is terminated for cause prior to his one-year anniversary with the Company.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective as of June 8, 2005, the Board approved an amendment to Article V, Section 3 of the Company’s Amended and Restated Bylaws to clarify that that the Board could empower the Company’s Chief Executive Officer to change titles of the Company’s Non-Executive Officers.  The previous provision of the Bylaws stated that the Board could empower the Chief Executive Officer to appoint such Non-Executive Officers, but it did not address the Chief Executive Officer’s power to change the titles of such Non-Executive Officers.  The amendment also added a provision permitting the Board to empower the Chief Executive Officer to appoint any Vice President that is not Section 16 Officer.  The previous Bylaws did not address this matter.  For purposes of this Item 5.03, “Non-Executive Officers” means all officers of the Company other than any Vice President of the Company that is a Section 16 Officer, the Company’s Chief Executive Officer, President(s), Secretary, Chief Financial Officer, Chairman of the Board, Treasurer, Assistant Secretar(ies) and General Counsel.  For purposes of this Item 5.03, “Section 16 Officer” means an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Amended and Restated Bylaws, adopted and effective as of June 8, 2005, are attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by this reference.  The preceding discussion of the amendment of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 8.01               Other Events.

On June 8, 2005, the Board re-constituted the memberships of the committees of the Board as follows:

Committee	Chair	Other Members

Audit	Max Link	Karen A. Dawes, Jon S. Saxe
Commercialization	None	Karen A. Dawes, Mark McDade
Compensation	Max Link	Karen A. Dawes
Nominating and Governance	L. Patrick Gage	Max Link
Scientific Review	L. Patrick Gage	Cary L. Queen
Equity Grant	None	Mark McDade, with Glen Y. Sato, the Company’s Chief Financial Officer, serving as an alternate

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Protein Design Labs, Inc. 2005 Equity Incentive Plan.

99.2	Protein Design Labs, Inc. 2002 Outside Directors Stock Option Plan, as amended on June 8, 2005.

99.3	Amended and Restated Bylaws of Protein Design Labs, Inc. effective as of June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2005

PROTEIN DESIGN LABS, INC.

	By:	/s/ Glen Y. Sato
Glen Y. Sato
Senior Vice President and
Chief Financial Officer